UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 4, 2016

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.             Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”) held on Wednesday, May 4, 2016, the Company’s stockholders considered five proposals, each of which is described in more detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 22, 2016.  The certified vote results for each proposal were as stated below.

Proposal 1:  The following nominees for directors were elected to serve one-year terms expiring in 2017:

Nominee	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Dorothy M. Ables	414,872,617	463,885	99,194	14,404,394
Rhys J. Best	410,436,010	4,898,610	101,076	14,404,394
Robert S. Boswell	414,888,416	493,542	53,738	14,404,394
Dan O. Dinges	408,762,710	5,957,310	715,676	14,404,394
Robert Kelley	412,139,476	3,242,925	53,295	14,404,394
W. Matt Ralls	410,737,650	4,594,825	103,221	14,404,394

Proposal 2:       The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2016 was ratified:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
428,161,665	1,632,785	45,640	—

Proposal 3:       The non-binding advisory vote on the compensation of the Company’s named executive officers was approved:

Shares For	Shares Against	Shares Abstained	Broker Non- Votes
393,239,410	22,003,772	192,514	14,404,394

Proposal 4:       A stockholder proposal to provide a report on the Company’s political contributions was not approved:

Shares For	Shares Against	Shares Abstained	Broker Non- Votes
114,176,179	214,561,448	86,698,069	14,404,394

Proposal 5:  A stockholder proposal to amend the Company’s “proxy access” bylaw was not approved:

Shares For	Shares Against	Shares Abstained	Broker Non- Votes
188,724,456	226,421,481	289,759	14,404,394

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

	By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Corporate Secretary and Managing Counsel
Date: May 9, 2016